EXECUTION VERSION
BUYER PARENT GUARANTY

This BUYER PARENT GUARANTY (the “Guaranty”) is made and entered into as of October 25, 2008, by HAUPPAUGE DIGITAL, INC., a Delaware corporation (the “Guarantor”), to and for the benefit of AVID TECHNOLOGY, INC., a Delaware corporation (the “Parent”), PINNACLE SYSTEMS, INC., a California corporation  and a wholly owned subsidiary of the Parent (“Pinnacle”), AVID TECHNOLOGY GMBH, a limited liability company organized under the laws of Germany, AVID DEVELOPMENT GMBH, a limited liability company organized under the laws of Germany, AVID TECHNOLOGY INTERNATIONAL BV who are parties to that certain Asset Purchase Agreement and the Ancillary Agreements (collectively, the “Sellers”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Asset Purchase Agreement referred to in the first recital below.

WHEREAS, concurrently with the execution of this Guaranty, the Buyer and the Sellers are entering into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which the Sellers have agreed, in reliance, among other things, on this Guaranty, to sell to the Buyer, and the Buyer has agreed to purchase, certain assets and properties of the Sellers, and the Buyer has agreed to assume certain liabilities of the Sellers;

WHEREAS, the Asset Purchase Agreement provides that, at the Closing, the Buyer and the Sellers shall enter into (i) an intellectual property license agreement (the “License Agreement”), pursuant to which the Sellers will license certain intellectual property to the Buyer; (ii) an agreement relating to certain inventory (the “Inventory Agreement”), pursuant to which the Sellers will consign to the Buyer or its Affiliates, and the Buyer or its Affiliates have agreed to sell, certain inventory of the Sellers subject to the terms and conditions set forth therein, and (iii) a transition services agreement (the “Transition Services Agreement”) relating to the provision of certain services by and to the Buyer and the provision of certain services by and to the Sellers.

WHEREAS, the Guarantor is receiving a substantial benefit from the transactions contemplated by the Asset Purchase Agreement, and will be receiving a substantial benefit from the transactions contemplated by the License Agreement, the Inventory Agreement and the Transition Services Agreement;

WHEREAS, in order to induce the Sellers to enter into the Asset Purchase Agreement, the License Agreement, the Inventory Agreement and the Transition Services Agreement, the Guarantor desires to guarantee the complete and timely performance of all duties, liabilities and obligations of the Buyer under the Asset Purchase Agreement and the Ancillary Agreements (the “Guaranteed Obligations”), and as a condition of the Sellers’ willingness to enter into the Asset Purchase Agreement, the License Agreement, the Inventory Agreement and the Transition Services Agreement, the Sellers desire that the Guarantor guarantee the Guaranteed Obligations, upon the terms set forth herein; and

WHEREAS, it is a condition precedent to the Sellers’ obligations at the Closing to consummate the transactions contemplated by the Asset Purchase Agreement this Guaranty be in full force and effect.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor and the Sellers hereby agree as follows:

1.            Guaranty.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Sellers the complete and timely performance and payment of each and every Guaranteed Obligation.  Without limiting the foregoing, the Guarantor hereby covenants and agrees that, if the Buyer shall fail to pay or perform in full when due any Guaranteed Obligations, the Guarantor shall promptly pay or perform the same in full, without demand or notice whatsoever.

2.           Unconditional Obligations.    The obligations of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, shall not be subject to offset or counterclaim, and shall remain in full force and effect until all of the Guaranteed Obligations have been satisfied and discharged in full, in each case irrespective of the validity or enforceability of the Asset Purchase Agreement or any Ancillary Agreement.  The guarantee hereunder shall constitute a continuing guarantee and shall apply to all Guaranteed Obligations whenever and wherever arising, and shall survive any termination of the Asset Purchase Agreement or any Ancillary Agreement with respect to any obligations of the Buyer that survive the termination thereof.  Notwithstanding the foregoing, the Guarantor shall have such rights, remedies and defenses (including without limitation, defenses of wrongful conduct of the Sellers that affect the validity or enforceability of the Asset Purchase Agreement and the Ancillary Agreements against the Buyer) that are available to the Buyer under the Asset Purchase Agreement and the Ancillary Agreements and under applicable law.

3.           Waivers by the Guarantor.  The Guarantor hereby expressly waives any and all (i) notice or proof of reliance by the Sellers or any other person or entity upon this Guaranty, (ii) any requirement of acceptance of this Guaranty or notice of such acceptance, (iii) notice of the creation, renewal, extension, amendment, modification or accrual of any of the Guaranteed Obligations, (iv) diligence, presentment, demand, protest, notice or other requirements whatsoever relating to the Guaranteed Obligations, or (v) requirement that the Sellers file a claim with a court in the event of the bankruptcy, insolvency, rehabilitation, liquidation, dissolution or receivership of the Guarantor or any of its Affiliates. The Guarantor covenants and agrees that this Guaranty shall not be satisfied or discharged except by complete and timely performance of all of the Guaranteed Obligations; provided, however that in no event shall the obligations of the Guarantor hereunder be greater than those of the Buyer pursuant to the Asset Purchase Agreement and the Ancillary Agreements.
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4.           Representations and Warranties.  The Guarantor hereby represents and warrants to each Seller that:

(a)           The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

(b)           The execution, delivery and performance by the Guarantor of this Guaranty and the consummation by the Guarantor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Guarantor and no other corporate proceedings on the part of the Guarantor are necessary to authorize the execution, delivery and performance of this Guaranty.  This Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(c)           The execution and delivery by the Guarantor of this Guaranty, the performance by the Guarantor of its obligations hereunder, and the consummation by the Guarantor of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), give rise to any right of termination or acceleration of any right or obligation of the Guarantor under, or result in the creation or imposition of any lien or other encumbrance upon any material assets or properties of the Guarantor by reason of the terms of, (i) the memorandum and articles of association, by-laws or other charter or organization documents of the Guarantor, (ii) any material contract, agreement or instrument to which the Guarantor is a party or by which it or its assets or properties may be bound or subject, (iii) any applicable order, writ, injunction, award, decree, law, statute, ordinance, rule or regulation, or (iv) any material Permit of the Guarantor.

(d)           No consent, authorization, approval, license, Permit, waiver, registration, filing or notice is necessary to be obtained, made or given by the Guarantor or its affiliates in connection with this Guaranty, except those that have been obtained, made or given prior hereto and are in full force and effect.

(e)           All of the representations and warranties of the Buyer contained in the Asset Purchase Agreement, the Ancillary Agreements and the certificates, documents and instruments delivered expressly pursuant to the Asset Purchase Agreement and the Ancillary Agreements are true and correct as of the date thereof and will be true and correct as of the Closing as though made on and as of the Closing (except to the extent any such representations and warranties are specifically made as of a particular date, in which case such representations and warranties are and will be true and correct as of such date); it being understood that the Guarantor’s obligations to guarantee the indemnification obligations of the Buyer under the Asset Purchase Agreement shall be subject to the limitations contained in Article VI of the Asset Purchase Agreement.

5.           Covenants.  Guarantor shall be bound by the same restrictions and provisions of Article VII (entitled “Tax Matters”), Article X (entitled “Post-Closing Covenants”) and Section 11.1 (entitled “Press Releases and Announcements”) of the Asset Purchase Agreement applicable to the Buyer thereunder, to the same extent as if the Guarantor were a party thereto in the same position as the Buyer.

6.           Notices.  All notices and other communications hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile or e-mail (with confirmation of receipt and with physical delivery of the communication being made by one of the other means specified in this paragraph as promptly as practicable thereafter).  Notices are to be addressed (a) to Guarantor, in the manner provided in Section 12.6 of the Asset Purchase Agreement for notices to the Buyer and (b) to the Sellers in the manner provided in Section 12.6 of the Asset Purchase Agreement for notices to the Sellers, or in the case of clauses (a) and (b) to such other respective addresses as the Guarantor or the Sellers, as the case may be, may designate by written notice to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

7.           Amendments and Waivers; Remedies.  No amendment, modification or waiver of any provision of this Guaranty nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the Sellers and, in the case of an amendment or modification, the Guarantor, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Sellers to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof or of any default hereunder, nor shall any single or partial exercise by the Sellers of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy of the Sellers.

8.           Specific Performance. The Guarantor acknowledges and agrees that in the event of any breach or default under this Guaranty, the Sellers would be irreparably and immediately harmed and may not be made whole by monetary damages.  The Guarantor accordingly agrees that (i) it will waive, in any action, suit or proceeding for specific performance or other relief referred to in this Guaranty, the defense of adequacy of money damages or a remedy at law, and (ii) the Sellers will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Guaranty or to obtain a temporary restraining order, preliminary and permanent injunction or other equitable relief or remedy in any action, suit or proceeding instituted in any state or federal court.
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9.           Consent to Jurisdiction; Service of Process.  Each party to this Guaranty (a) submits to the exclusive jurisdiction of U.S. District Court for the Southern District of New York (and the federal appellate courts with reviewing jurisdiction thereover) and, if such courts do not have subject matter jurisdiction of such matter, either the Supreme Court (Commercial Division) of the State of New York sitting in the City and County of New York (and the state appellate courts of the State of New York with reviewing jurisdiction thereover), in any action or proceeding arising out of or relating to this Guaranty (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Guaranty in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Guaranty.  Each party to this Guaranty agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 6 above, provided that nothing in this Section 9 shall affect the right of any party to this Guaranty to serve such summons, complaint or other initial pleading in any other manner permitted by law.

10.           Governing Law.  This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

11.           Miscellaneous.  This Guaranty (a) is for the benefit of the Sellers and the other Indemnified Seller Parties and is not intended to confer any rights or remedies upon any person or entity other than the Sellers and the other Indemnified Seller Parties and their respective successors, assigns and legal representatives; (b) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between the parties; and (c) may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.  This Guaranty may not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party, and the Guarantor shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 1 above, whether by subrogation or otherwise, against the Sellers.  Notwithstanding anything herein to the contrary, the provisions of this Guaranty shall survive any direct or indirect sale or exchange of capital stock, merger, consolidation, sale, or transfer of assets, business combination or other change in control or, or change in the form of business conducted by, Guarantor or the Sellers.  Section headings are inserted for convenience only and shall not affect the interpretation of this Guaranty.  Any provision of this Guaranty which is declared or found to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, only affect such provision, and shall not affect in any way the remaining provisions hereof in such jurisdiction or the Agreement in any other jurisdiction.  Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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           IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its duly authorized officers as of the date first written above.

Hauppauge Digital, Inc.

/s/ Ken Plotkin
Ken Plotkin
Chief Executive Officer

THE SELLERS:

Avid Technology, Inc.

/s/ Ken Sexton
Ken Sexton
Executive Vice President, Chief
Administrative Officer and Chief Financial
Officer

THE SELLERS:

Pinnacle Systems, Inc.

/s/ Ken Sexton
Ken Sexton
President

THE SELLERS:

Avid Technology International BV

/s/ Joel Legon
Joel Legon
Director

THE SELLERS:

Avid Development GmbH

/s/ Joerg Tewes
Joerg Tewes
Managing Director

THE SELLERS:

Avid Technology GmbH

/s/ Joerg Tewes
Joerg Tewes
Procura